SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 7, 2006

Date of Report (Date of earliest event reported)

U.S. Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other	(Commission	(I.R.S. Employer
jurisdiction of Incorporation)	File Number)	Identification No.)

750 Lexington Avenue
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 588-8901

545 Madison Avenue
New York, New York 10022
(Former name or former address, if changes since last report.)

This amendment amends the Current Report on Form 8-K filed by the U.S. Energy with the Securities and Exchange Commission on or about August 11, 2006 describing U.S. Energy’s acquisition of certain energy assets in the United Kingdom and the related financing arrangements:

Item 9. Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of business acquired.

Annexed hereto are the audited financial statements of Viking Petroleum UK Limited and Viking International Petroleum Limited (Formerly Viking International Petroleum PLC) for the year ended December 31, 2005.

In addition to the entities acquired for which audited statements are provided, USEY also acquired a distressed power plant. The previous owners of the plant were unable to provide audited statements on this asset because (i) the operations of the plant were immaterial to their overall consolidated operations and (ii) they utilized the pooling method of accounting for power generating operations making it impossible to attribute operating results to any one power plant. USEY has estimated the impact of operating the power plant in the pro forma financial statements attached in Item 9.01.(b) and has determined that the value attributed to the distressed power plant, through the application of Statement of Financial Accounting Standards No. 141 - Business Combinations, (“FAS141”), is less than 5% of the total value of the assets acquired and is subsequently immaterial to the total assets acquired. In accordance with FAS141, USEY has one year from the acquisition date of August 7, 2006 to finalize the accounting treatment of the purchase, including the allocation of purchase price to the assets acquired. USEY is actively working on this process, has engaged an independent consultant to review the purchase price allocation and anticipates finalizing the accounting treatment of the acquisition prior to the completion of our 2006 year end financial statements.

(b) Pro Forma financial information.

On August 7, 2006, USEY completed the acquisition of certain energy assets in the North Yorkshire province of the United Kingdom through its wholly-owned subsidiary, US Energy Systems Overseas Investments, LLC (“Overseas”). USEY acquired the licenses to 62.4 bcf (P2) of proved and probable onshore natural gas reserves through the acquisition of Viking International Petroleum, Ltd. (“VIP”), Viking Petroleum UK, Ltd. (“VPUK”) and its wholly-owned subsidiary Viking UK Gas, Ltd. (“VUKG”). VPUK and VUKG collectively owned 99% of the gas licenses. USEY acquired the remaining 1% of the gas licenses from Scottish Power. In addition to the acquisition of their gas licenses, USEY also acquired a 42 MW distressed gas-fired power plant from Scottish Power which is connected to the gas collection system. USEY financed the acquisition by borrowing $166,335,000 and accepting equity contributions from a minority interest of $4,995,000. USEY contributed the remaining $10,247,000 to complete the $181,577,000 acquisition.

Following are the Pro Forma Condensed Consolidated Statements of Operations for USEY for the year ended December 31, 2005 and the six months ended June 30, 2006 and the Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006. The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2005 and the six months ended June 30, 2006 estimate the operations of USEY as if the acquisition had occurred on January 1, 2005 and January 1, 2006, respectively. The Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 estimates the financial position of USEY as if the acquisition had occurred on June 30, 2006.

The Pro Forma Condensed Consolidated Statements of Operations include the actual results of USEY combined with the historical results of the entities acquired for the same periods. These statements also include the estimated operations of the distressed power plant giving effect to the new power purchase agreement entered into as a result of the acquisition with production based on actual historical generating results of the plant for the relevant periods. Depletion charges have been calculated based on the new value assigned to the gas reserves. These statements also include the impact of the borrowing agreements entered into by USEY reflecting the resulting interest expense on the debt that would have been outstanding and interest income from the reserve accounts established as a result of the acquisition.

The Pro Forma Condensed Consolidated Statements also include an extraordinary gain on the acquisition based on the application of Statement of Financial Accounting Standards No. 141 - Business Combinations, (“FAS141”). This gain results from comparing the purchase price of the acquisition to the assets acquired including the market value of the gas reserves. The Company is still in the process of reviewing the application of FAS141 including working with an independent valuation company to determine the fair market value of all assets acquired. In accordance with FAS141, the Company has one year from the acquisition date, August 7, 2006, to finalize the accounting treatment of the purchase, including the allocation of purchase price to the assets acquired.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Viking Petroleum UK Limited Directors' Report and Financial Statements For the year ended 31 December 2005

99.2	Viking International Petroleum Limited (Formerly Viking Petroleum International PLC) Directors' Report and Financial Statements For the year ended 31 December 2005

99.3	US Energy Systems, Inc. and Subsidiaries Pro Forma Condensed Consolidated Balance Sheet As of June 30, 2006 (unaudited)

99.4	US Energy Systems, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 and the six months ended June 30, 2006 (unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY SYSTEMS, INC.

By:	/s/ Richard J. Augustine
Richard J. Augustine
Chief Accounting Officer

Dated: October 23, 2006